UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2026

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

710 North Tucker Boulevard, Suite 110, St. Louis, Missouri	63101
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STXS	NYSE American LLC

Item 1.01. Entry into a Material Definitive Agreement

On April 14, 2026, Stereotaxis, Inc. (“Stereotaxis” or the “Company”) entered into a Share Sale Agreement with Robocath, a French société par actions simplifiée, (“Robocath”), the shareholders of Robocath party thereto (the “Sellers”) and an individual serving as manager (the “Manager”) to acquire (the “Acquisition”) shares and other securities collectively representing 100% of the share capital and voting power of Robocath (on a fully-diluted basis) (the “Robocath Securities”) from the Sellers. Robocath, headquartered in Rouen, France is a venture-backed innovator of advanced mechanical robotic technology for interventional cardiology and neurointerventions. The parties currently expect the Acquisition, which is subject to various closing conditions (summarized below), to close in July, 2026.

Pursuant to the Share Sale Agreement, the Company agreed to pay the Sellers initial consideration in the form of cash, a number of shares of Stereotaxis common stock based on a value of $2.00 per share, or a combination of cash and shares, having a value of $20.0 million, reduced by certain adjustments. The adjustments to the aggregate value of the upfront stock consideration deliverable relate to estimated closing indebtedness, a working capital minimum, the aggregate outstanding principal amount of, and all accrued and unpaid interest on, any interim financing provided by the Company to Robocath between signing and closing, and described below, the cost warranty and indemnity policy obtained by the Company and certain other identified risks. The Company also agreed to deliver additional earnout payments of up to $25 million if certain earnout performance targets are met during respective earnout periods, including (i) $10 million upon the achievement of one regulatory milestone based on receipt of US FDA regulatory approval of certain next-generation interventional medical devices that Robocath currently has in development and (ii) up to $15 million for two commercial milestones, in the amounts of $5 million and $10 million, respectively, upon the achievement of commercial product sales of specified numbers of such.

The Company anticipates that one of the entities that would otherwise be eligible to receive Stereotaxis common stock in the Acquisition will elect, as permitted by the Share Sale Agreement, to instead receive “pre-funded” warrants (the “Purchaser Warrants”) to purchase the same number of shares it would otherwise receive under the Share Sale Agreement, including any upfront stock consideration or shares issuable as earnout consideration. Each Purchaser Warrant would entitle the holder thereof to acquire one share of Stereotaxis common stock at an exercise price equal to the par value of the Company’s common stock and would be exercisable at any time from the date of issuance until the 5th anniversary from the date of issuance.

The earnout payments are deliverable in the form of cash, a number of shares of Stereotaxis common stock to be calculated in accordance with the valuation formulas set forth in the Share Sale Agreement and described below, or a combination of cash and stock, provided that the aggregate number of shares that may be issuable as upfront stock consideration (including on exercise of any Purchaser Warrants) and in respect of the foregoing regulatory and the commercial milestones may not exceed 19.9% of the total number of shares of the Company’s common stock issued and outstanding immediately prior to the closing (the “NYSE American Share Cap”) without obtaining any required stockholder approval under the NYSE American rules.

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The Company has agreed to file a resale registration statement relating to the stock consideration following the closing of the Acquisition, which will cover the resale of the upfront stock consideration issued and the Company’s good faith estimate of the number of shares that may reasonably be issuable pursuant to the regulatory and commercial milestones. The exact number of shares to be issued under the Share Sale Agreement for earnout payments would be determined using the value of the Company’s common stock at the time(s) such commercial or regulatory milestones are achieved, based on the average of the closing per share price of the Company’s common stock for each of the five trading days ending on the second business day prior to payment date for such milestones, and will in any event be reduced to the extent the Company elects to pay the milestone consideration in cash, as a result of the NYSE American Share Cap or otherwise.

The Company has agreed to provide interim financing to Robocath by subscribing for bonds to be issued by Robocath (the “IF Bonds”) on a monthly basis from the date of the Agreement until the earlier of the closing of the Sharel Sale Agreement or its termination, subject to terms and conditions set forth in the Share Sale Agreement. The monthly bonds will be in a principal amount equal to Robocath’s anticipated budget for the immediately following calendar month, which amounts are subject to the Company’s review and approval. The initial aggregate principal amount of all IF Bonds to be issued by the Company is expected to be approximately €1,300,000 (1.3 million Euros)

The consummation of the Acquisition is subject to certain closing conditions, including: (i) the Company and its lenders completing certain debt restructuring transactions prior to the closing, (ii) clearance having been obtained from the French regulatory authorities, namely the Direction Générale du Trésor at the French Ministry of Economy, (iii) the absence of any law or judgment, order or decree enjoining, prohibiting or making illegal the consummation of the Acquisition; (iv) the absence of a material adverse effect on Robocath; (v) the representations and warranties of Sellers, Robocath, and the Company being true and correct, subject to the materiality standards contained in the Share Sale Agreement.

The Share Sale Agreement includes customary representations, warranties and covenants of Sellers, Robocath and the Company for a transaction of this nature, including covenants regarding the operation of Robocath’s business prior to the effective time of the Acquisition.

Robocath has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. The Share Sale Agreement requires Robocath to pay the Company a termination fee in certain circumstances around a breach of such obligations and restrictions equal to the greater of (1) 10% of the total consideration in any Alternative Transaction (as defined in the Share Sale Agreement) and (2) $5 million. The Share Sale Agreement contains certain termination rights for both the Company and Robocath, including if the Acquisition is not consummated on or before an “end date” of December 31, 2026.

The foregoing descriptions of the Share Sale Agreement and Purchaser Warrants and do not purport to be complete and are qualified in its entirety by reference to the full text of the Share Sale Agreement and Form of Purchaser Warrants, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2026.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth above in the first five paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance of shares of the Company’s common stock and Purchaser Warrants in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the Share Sale Agreement and will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, by Rule 506(b) of Regulation D promulgated thereunder and/or Regulation S promulgated thereunder. The Company relied, in part, upon representations from the recipients of the Company’s securities in the Share Sale Agreement that each such recipient was an accredited investor (as defined in Regulation D under the Securities Act) and/or Non-U.S. Person (as defined in Regulation S under the Securities Act).

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Item 7.01 Regulation FD Disclosure

On April 15, 2026, the Company issued a press release (furnished as Exhibit 99.1 to this report) regarding the Acquisition.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated April 15, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Other Matters

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

References to the Company’s web site address are included in this Form 8-K and in the press release only as inactive textual references, and the Company does not intend them to be active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

Cautionary Statement Forward-Looking Statements

This Current Report on Form 8-K (including the press release furnished herewith) includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These forward-looking statements include without limitation statements regarding the proposed acquisition, its timing and its consummation, the anticipated financial performance of Stereotaxis and Robocath related thereto, including the anticipated closing of, and benefits expected from, the proposed acquisition, potential strategic implications as a result of the proposed acquisition, and the potential for achievement of the regulatory and commercial milestones that would trigger contingent payments in the transaction. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involving the following: the potential timing of the consummation of the proposed acquisition and the ability of the parties to consummate the proposed transaction; the satisfaction of the conditions precedent to consummation of the proposed transaction, any litigation related to the proposed transaction; disruption of Robocath’s or Stereotaxis’s current plans and operations as a result of the proposed transaction; the ability of Robocath or Stereotaxis to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Stereotaxis to successfully integrate Robocath’s operations, and continue the commercialization, development and sales of Robocath’s products and services; the ability of Stereotaxis to implement its plans, forecasts and other expectations with respect to Robocath’s business after the completion of the proposed transaction and realize additional opportunities for growth and innovation; the ability of Stereotaxis to realize the anticipated benefits from the proposed transaction in the anticipated amounts or within the anticipated timeframes or at all; the ability to maintain relationships with Stereotaxis’s and Robocath’s respective employees, customers, other business partners and governmental authorities; and the other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 12, 2026, which is available on our website at https://ir.stereotaxis.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this Current Report and the press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company’s control and may be revised, modified, delayed, or canceled.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: April 15, 2026	By:	/s/ Kimberly Peery
	Name:	Kimberly Peery
	Title:	Chief Financial Officer

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